EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-200420, 333- 200718 and 333-209389) on Form S-3 and (Nos. 333-194968, 333-204705 and 333-218888) on Form S-8 of Ashford Hospitality Prime, Inc. of our report dated March 16, 2017 relating to the audited financial statements of Hotel Yountville, LLC as of September 30, 2016 and 2015, and the related statements of income, changes in members’ interest, and cash flows for the years then ended and for the unaudited financials which comprise the balance sheet as of December 31, 2016 and the related statements of income and cash flows for the three months ended December 31, 2016 and 2015, and the related statement of changes in members’ interest for the three months ended December 31, 2016, which are included in and made part of the Form 8-K/A of Ashford Hospitality Prime, Inc. for the event dated May 11, 2017, and filed July 17, 2017.

/s/ Green & Green CPAs

Green & Green CPAs
Valencia, California
July 17, 2017